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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

        This Employment Agreement is made and entered into as of January 28, 2005 by and between MACROVISION CORPORATION (the "Company"), a California corporation, and WILLIAM A. KREPICK (the "Executive").

                                    RECITALS:

        A. The Company and the Executive desire to enter into an employment agreement for the purposes of continuing the services of the Executive as President and Chief Executive Officer of the Company.


        B. In so doing, the Company and the Executive desire to delineate their respective rights, obligations and responsibilities.


        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the company and the Executive agree as follows:

        1. Employment. The Company shall continue to employ the Executive, and the Executive accepts such employment with the Company, as the Company's President and Chief Executive Officer, and/or such other positions as the Company's Board of Directors (the "Board") shall determine consistent with
Section 16(c) hereof, for a period of two (2) years beginning January 1, 2005, and ending December 31, 2006 (the "Term"), upon the terms and conditions set forth herein.

        2. Location of Employment. The Company agrees that, during the Term of this Agreement, the Executive will be allowed to maintain his principal place of employment within 35 miles of his current residence in Mountain View, California, and will not be required to relocate his principal place of employment to a location further distant. Executive shall be excused from performing services under this Agreement during any period of time that the Company is in breach of this covenant, and the Company shall be obligated to continue to provide compensation and benefits hereunder as though Executive were continuing in full-time employment during such period.

        3. Duties and Obligations of the Executive. The Executive shall report directly to the Board and shall perform the customary duties of the office of President and Chief Executive Officer (and, as applicable, transition duties pursuant to Section 16(c)) as may from time to time be reasonably requested of him by the Board. Such duties shall include, but are not limited to:

                (a) Supervising, directing and controlling the Company's business and personnel;

                (b) Providing leadership in planning, strategic development and implementation of the Company's business plans and affairs; and

                (c) Maintaining a good relationship with the Company's shareholders, regulatory agencies and governmental authorities.

        4. Base Salary. In consideration for the services to be performed hereunder, the Executive shall receive base salary in the amount of $325,000 per annum, payable in substantially equal installments during the Term in accordance with the Company's normal payroll practices. The Executive shall receive such annual increases in salary, if any, as may be determined by the Compensation Committee of the Board, in its sole discretion.


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        5.      Incentive Compensation. The Executive shall participate in the
Company's annual executive incentive plan ("EIP") for the full calendar year 2005 and on a prorated basis for calendar year 2006, based on the period of time that the Executive is a full-time employee of the Company during 2006, provided that Company shall pay Executive a minimum of four (4) months prorated bonus for 2006. The Company shall provide the Executive with a bonus opportunity under the EIP for each such year that is comparable to the bonus opportunity provided to the Executive under the EIP for 2004. The Compensation Committee of the Board will determine the amount of any bonus payable to the Executive pursuant to the EIP for each such year, which amount shall be based on Executive's base salary as determined under Section 4 above.

        6. Stock Options. The Company has granted the Executive options to purchase Company common stock that are currently outstanding, some of which are not yet exercisable in whole or in part. The Company will grant additional stock options (or other equity compensation) to the Executive in the future while he continues to serve as the Company's President and Chief Executive Officer, and for any period thereafter that the Executive is serving as a full-time employee of the Company, at the same times, if any, and in similar proportions to historic grants for other executive officers, that the Company grants stock options (or other equity compensation) to its other executive officers generally, provided that the Executive continues to serve as the Company's President and Chief Executive Officer, or otherwise is a full-time employee of the Company, on the grant dates. The currently outstanding stock options and any future stock options (or other equity compensation) the Company grants to the Executive are hereinafter referred to as the "Stock Options." Any Stock Options granted after the date of this Agreement will remain exercisable for a period of not less than one (1) year following the end of the Term, unless Executive's employment is terminated by the Company for Cause in accordance with Section 16(a) below. Notwithstanding the provisions of any agreement(s) pursuant to which the Stock Options are granted, the Stock Options granted to the Executive on July 23, 2003 (covering 166,667 shares of the Company's common stock, some of which are already vested and exercisable) and the Stock Options granted to the Executive on September 22, 2004 (covering 37,500 shares of the Company's common stock) are hereby made fully vested and exercisable on the date of this Agreement. Notwithstanding the provisions of any agreement(s) pursuant to which the Stock Options are granted, unless the Executive's employment with the Company is earlier terminated by the Company for Cause in accordance with
Section 16(a) below, on the last day of the Term all of the Stock Options then held by the Executive shall become fully vested and exercisable.

        7.      Other Employee Benefits.

                (a) During the Term, the Executive shall be entitled to those employee benefits adopted by the Company for employees of the Company generally and for its executive officers, subject to any eligibility conditions stated in the plan documents for such employee benefits and regulatory approval requirements, if any.

                (b) At the end of the Term, or upon Executive's earlier loss of coverage under the Company's healthcare plan, the Executive shall be entitled to the benefits provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If any such loss of coverage occurs prior to the end of the Term, other than as a result of termination of Executive's employment by the Company for Cause, the Company will pay the cost of COBRA coverage for the Executive for the remainder of the Term. Any payments under COBRA after the end of the Term or following any termination of the Executive's employment by the Company for Cause will be Executive's sole responsibility.

                (c) The Executive will continue to be entitled to 25 days of paid vacation per calendar year, and 10 days of sick time per calendar year, as currently provided under the Company's standard policies. Any unused vacation time shall be paid to the Executive at the end of the Term, or upon termination of the Executive's employment for any reason prior to the end of the Term.


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        8.      Withholding Taxes. All amounts payable by the Company hereunder shall be subject to all federal, state, local and other withholding and employment taxes as may be required by applicable law.

        9. Excise Taxes. If all or any portion of the amounts payable to the Executive under this Agreement, either alone or together with other payments which the Executive receives from the Company, constitute "excess parachute payments" within the meaning of Section 280G of the Code, that are subject to the excise tax imposed by Section 4999 of the Code, the Company shall increase the amounts payable under this Agreement to the extent necessary to afford the Executive substantially the same economic benefit under this Agreement as the Executive would have received had no such excise tax been imposed on the payments due the Executive under this Agreement. The determination of the amount of any such excise taxes shall be made by an independent accounting firm employed by the Company prior to the occurrence of the event giving rise to such excess parachute payments.

        10. Indemnification. The Company and the Executive have entered into the Company's standard indemnification agreement, and the Company shall indemnify the Executive in accordance with such agreement, together with any amendments thereto or replacements thereof, and applicable law. The Company represents that it currently has directors and officers liability insurance coverage and that it currently intends to maintain such insurance during the Term.

        11. Devotion to the Company's Business. The Executive shall devote his full business time, ability and attention to the business of the Company during the Term and shall not during the Term engage in any other business activities, duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board. However, the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of the Executive under this Agreement. Nothing in this Agreement shall be interpreted to prohibit the Executive from making passive personal investments. However, the Executive shall not directly or indirectly acquire, hold or retain any interest in any business competing with or similar in nature to the business of the Company. In the event that the Company terminates the Executive's status as President and Chief Executive Officer pursuant to Section 16(b), the Board shall not unreasonably withhold consent to the Executive's engaging in other business activities or rendering other services after expiration of the 120-day period specified in Section 16(c), provided that such activities and services do not relate to any business that competes with or is similar in nature to the business of the Company.

        12. Noncompetition. The Executive shall not, during the Term, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, officer, director or in any other individual or representative capacity, engage or participate in any business or prospective business that is or may be competitive with any business of the Company without obtaining the prior written consent of the Board. This Section 12 shall survive any termination of this Agreement for the balance of the Term.

        13. No Solicitation of Employees. The Executive agrees that during the Term and for a period of twelve (12) months following the end of the Term, he will not solicit, recruit, or encourage, directly or indirectly, any employees of the Company or any of its subsidiaries for employment with any other person or entity, and he will not encourage any other person or entity to do so. This Section 13 shall survive the Term and any termination of this Agreement for the period stated above.

        14. Injunctive Relief. The Executive hereby represents and agrees that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Executive therefore expressly agrees that, in addition to any other rights or remedies that the Company may possess, the Company shall be entitled to injunctive and other


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equitable relief to prevent or remedy a breach of this Agreement by the
Executive, including but not limited to Sections 11, 12 and 13 hereof.

        15. Generally Applicable Agreements and Company Policies. The Executive shall comply with all agreements and policies generally applicable to employees of the Company and to its executive officers, whether entered into or adopted before, after or concurrently with this Agreement. Such agreements and policies shall include, but are not limited to, the Company's Proprietary Information, Inventions and Ethics Agreement, the Company's Code of Personal and Business Conduct and Ethics, and the Company's Insider Trading Policy.

        16.     Termination of Employment Status.

                (a) Termination by Company for Cause. The Company by action of the Board may terminate Executive's employment for Cause. Upon any such termination of the Executive's employment for Cause, the Company's obligations under Sections 4, 5, 6 and 7 (except statutory obligations under COBRA and to pay accrued vacation time) shall immediately terminate. For purposes of this Agreement, "Cause" means the occurrence of any one or more of the following: (i) the Executive's conviction of any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company, (ii) the Executive's engaging in a fraudulent act to the material damage or prejudice of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company, (iii) the Executive's failure to comply in any material respect with the terms of this Agreement or any written policies or directives of the Board which have an immediate and materially adverse effect on the Company and which have not been corrected within 30 days after written notice from the Company of such failure,
(iv) any material act or omission involving the Executive's malfeasance or negligence in the performance of employment duties which has an immediate and materially adverse effect on the Company and which has not been corrected within 30 days after written notice from the Company, or (v) the Executive's material breach of any other agreement with the Company, which has an immediate and materially adverse effect on the Company and which has not been cured within 30 days after written notice from the Company of such breach. Upon a termination of Executive's employment for Cause, the Executive's right to receive compensation and benefits under this Agreement shall terminate immediately upon the effective date of the termination for Cause. Without limiting the foregoing, the Executive shall not receive any base salary for any period after the effective date of any such termination for Cause, shall not receive any EIP bonus for any year during which any such termination for Cause occurs and shall not be entitled to any accelerated vesting or accelerated exercisability of any Stock Option following any such termination for Cause.

                (b) Termination of CEO Status. The Company may, at the election of the Board and in its sole discretion, terminate Executive's status as President and Chief Executive Officer of the Company for any reason, or for no reason, by giving not less than 30 days' prior written notice of such termination of status to the Executive. Upon any such termination in status, the Executive shall be entitled to receive compensation and benefits as specified in Sections 4 through 7 above for the balance of the Term; provided that, as set forth in Sections 5 and 6 above, the Executive's EIP bonus for calendar year 2006 shall be prorated if he ceases to be a full-time employee of the Company prior to the end of such calendar year, and the Company shall not grant Executive any Stock Options after the date he ceases to be a full-time employee of the Company.

                (c) Transition Services. Executive shall continue in full-time employment with the Company for a period of 120 days following the termination of Executive's status as President and Chief Executive Officer in order to assist the Company in its transition to a new Chief Executive Officer. During this transition period Executive agrees to devote his full energy and attention, at the direction of the Board, toward making a smooth transition and toward helping to bring the Company's new Chief Executive Officer up to speed as quickly as possible. Following such 120-day transition period, Executive shall not be required to work full time for the Company, but shall continue in employment with


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the Company for the balance of the Term, performing such duties as Executive and the Board shall agree upon from time to time.

        17. Continuation of Compensation and Benefits in Lieu of Severance Pay. The Executive acknowledges and agrees that the continuation of compensation and benefits as set forth herein through the end of the Term and the accelerated vesting and exercisability of Stock Options as provided herein are in lieu of all damages, payments and liabilities on account of any change in status or termination of the Executive's employment by the Company and are the sole and exclusive remedy for any change in status or termination of the Executive's employment by the Company. Except as provided in Section 19 below, the compensation and benefits provided under this Agreement are in lieu of, and not in addition to, any severance or other termination payments to which the Executive otherwise might be entitled under any other plan or arrangement of the Company.

        18. Subsequent Employment with Competitor. The Executive's right to receive benefits under this Agreement, including the Executive's right to exercise any Stock Options that have accelerated under this Agreement, shall cease immediately upon the Executive's employment by any competitor of the Company.

        19. Change in Control. In the event that the Executive's employment with the Company is terminated in connection with a "Change in Control" as defined in the Executive Severance and Arbitration Agreement between the parties dated April 30, 2001, the Executive shall be entitled to receive all compensation and benefits provided under this Agreement (in which case the Executive shall receive no compensation or benefits under such Executive Severance and Arbitration Agreement) or to receive the compensation and benefits provided under such Executive Severance and Arbitration Agreement (in which case the Executive shall receive no compensation or benefits following such termination under this Agreement), whichever provides the greater compensation and benefits to the Executive.

        20. Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the address listed as follows:

                If to the Company:      Macrovision Corporation
                                        2830 De La Cruz Blvd.
                                        Santa Clara, California 95050
                                        Attention:  Chairman of the Board

                If to the Executive:    William A. Krepick
                                        [Address omitted]
                                        [Address omitted]

Each party may change the address for receipt of notices by written notice in accordance with this Section 20. Notices delivered personally shall be deemed received as of the date of actual receipt; mailed notices shall be deemed received as of three days after the date of mailing.

        21. Arbitration of Claims. The arbitration provisions set forth in the Executive Severance and Arbitration Agreement dated April 30, 2001, by and between the Executive and the Company shall apply to any and all claims brought by the Executive or the Company pursuant to this Agreement or otherwise relating to the Executive's employment with the Company or termination thereof, even if the facts upon which the claim is based arose prior to the execution of this Agreement. The agreement to arbitrate shall survive the termination of this Agreement.

        22. Entire Agreement; Effect of Prior Agreements. This is the complete agreement of the parties regarding the employment of the Executive by the Company and, except as otherwise set forth


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herein, contains all of the covenants and agreements between the parties relating to the employment of the Executive by the Company. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties, except as set forth herein and except that this Agreement shall not supersede or otherwise affect the Executive Severance and Arbitration Agreement between the parties dated April 30, 2001, and shall modify any agreement relating to the Stock Options only as expressly set forth herein. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

        23. Amendment. This Agreement may be amended only with the prior written consent of both the Executive and the Company.

        24. Waiver. The failure of either party to insist on strict compliance with any of the terms, provisions, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        25. Interpretation. This Agreement shall be construed without regard to the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

        26. Severability. If a court or other body of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, that provision will be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, or, if it is not possible to so adjust such provision, this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. The invalidity and unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, and all other provisions of the Agreement shall be valid and enforceable to the fullest extent possible.

        27. Governing Law. The validity, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard or reference to the rules of conflicts of law that would require the application of the laws of any other jurisdiction.

        28. Independent Legal Representation. The Executive represents and acknowledges that he is sophisticated in business matters (including, but not limited to, employment agreements) and that he has had the opportunity to seek and has obtained independent legal advice regarding this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, effective as of the date set forth in the first paragraph hereof.


                                MACROVISION CORPORATION


                                By: /s/ John O. Ryan
                                   --------------------------------
                                   John O. Ryan
                                   Chairman of the Board


                                By: /s/ Steven Blank
                                   --------------------------------
                                   Steven Blank
                                   Chairman, Compensation Committee

                                EXECUTIVE:


                                /s/ William A. Krepick
                                --------------------------------
                                William A. Krepick



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